WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NewGen Technologies, Inc and Subsidiaries

We hereby consent to the inclusion in the foregoing Amendment No 2 of the Registration Statement on Form SB-2 of our report dated April 12, 2006, relating to the consolidated financial statements of NewGen Technologies, Inc and Subsidiaries as of December 31, 2005 and for the period from June 1, 2005 (inception) through December 31, 2005 that appears in this Registration Statement on Form SB-2, and to the reference to our firm under the caption "Experts" in the Prospectus.

/S/ WEINBERG & COMPANY, PA

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
August 31, 2006

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561 487 5765
Facsimile: 561 487 5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310 601 2200
Facsimile: 310 601 2201
www cpaweinberg com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C
Telephone: 852-2780-7231
Facsimile: 852-2780-8717